Exhibit 99.2

     WALTER INDUSTRIES PROVIDES UPDATED 2006 FULL-YEAR EARNINGS EXPECTATIONS

TAMPA, Fla., Aug. 1 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) announced today updated earnings expectations for the full-year 2006. Based on current business forecasts and anticipated market conditions, the Company expects to generate GAAP earnings in the range of $4.80 to $5.35 per diluted share.

Excluding the impacts of acquisition-related purchase accounting and restructuring charges, the Company expects non-GAAP earnings in the range of $5.00 to $5.55. A reconciliation between GAAP and non-GAAP earnings per share is included at the end of this press release.

Changes from the prior earnings expectation range include the net impact associated with the Mueller Water Products (NYSE: MWA) initial public offering, including: minority interest expense for the 25.1 percent portion of Mueller Water Products that Walter Industries does not own; lower net interest expense from reducing debt and additional corporate expenses, primarily for FAS 123(R), share-based compensation costs.

After adjusting for the net impact associated with the Mueller Water Products initial public offering, the Company is reducing the low end of its previous full-year expectations range by $0.08 per share and the high end of the range by $0.10 per share. This reduction primarily reflects the impacts of lower production and the subsequent higher costs per ton at Natural Resources during the second quarter.

Earnings expectations for the full-year reflect significant income growth in the second half of the year compared to the first half, driven by the following:

     Mueller Water Products
     *    Seasonal revenue growth in the second half
     *    Strong backlog of orders entering the third quarter
     *    Recent price increases, offsetting recent cost increases
     *    Continued realization of accelerated synergy benefits
     * Impact of IPO proceeds, including lower interest expense, partially offset by premiums associated with the pay down of debt

     Natural Resources
     * Second half increase of more than 500,000 tons of metallurgical coal sales
     *    Elimination of marginally profitable steam coal versus the first half
     *    Mine No. 4 returning to more normal levels of production
     *    Continued solid performance in natural gas production and pricing

     Homebuilding and Financing
     *    Increase in unit deliveries
     *    Further improvement in gross margins
     *    Increase in expected contribution from the modular home division

"We are expecting significantly higher second half profitability at Walter Industries, with stronger production and operating results generated by Natural Resources," said Walter Industries Chairman and CEO Gregory E. Hyland. "In addition, we expect that the strong earnings from Mueller Water Products will continue as increases in volumes, higher pricing and identified synergies are realized. We also expect Homebuilding will continue its turnaround on increased unit completions at higher margins in the second half."

                    GAAP Earnings Expectations Reconciliation

                                                         Range of Expectations
                                                       ------------------------
                                                          Low           High
                                                       ----------    ----------
Prior Diluted EPS Expectations                         $     5.10    $     5.70

Adjustments for impact of IPO
 Minority Interest (1)                                      (0.20)        (0.23)
 Interest expense savings                                    0.17          0.17
 Debt prepayment premiums and other related impacts         (0.13)        (0.13)
 Corporate expenses (2)                                     (0.06)        (0.06)

 Total adjustments for impact of IPO                        (0.22)        (0.25)

Prior Diluted EPS Expectations Adjusted for IPO        $     4.88    $     5.45

EPS Impact of Revised Expectations (3)                      (0.08)        (0.10)

Revised Diluted EPS Expectations                       $     4.80    $     5.35

(1)  Represents 25.1% of Mueller not owned by Walter Industries
(2)  Primarily FAS 123(R) expenses for share-based compensation
(3)  Primarily reflects higher production costs associated with Mine No. 4

                  Non-GAAP Earnings Expectations Reconciliation

                                                         Range of Expectations
                                                       ------------------------
                                                          Low           High
                                                       ----------    ----------
Prior Diluted EPS Expectations                         $     5.30    $     5.90

Adjustments for impact of IPO
 Minority Interest (1)                                      (0.20)        (0.23)
 Interest expense savings                                    0.17          0.17
 Debt prepayment premiums and other related impacts         (0.13)        (0.13)
 Corporate expenses (2)                                     (0.06)        (0.06)

 Total adjustments for impact of IPO                        (0.22)        (0.25)

Prior Diluted EPS Expectations Adjusted for IPO        $     5.08    $     5.65

EPS Impact of Revised Expectations (3)                      (0.08)        (0.10)

Revised Diluted EPS Expectations                       $     5.00    $     5.55

(1)  Represents 25.1% of Mueller not owned by Walter Industries
(2)  Primarily FAS 123(R) expenses for share-based compensation
(3)  Primarily reflects higher production costs associated with Mine No. 4

                         GAAP to Non-GAAP Reconciliation

                                                         Range of Expectations
                                                       ------------------------
                                                          Low           High
                                                       ----------    ----------
GAAP Diluted EPS Expectations                          $     4.80    $     5.35

Acquisition-related purchase accounting for
  inventory step-up and restructuring charges                0.20          0.20

Non-GAAP Diluted EPS Expectations                      $     5.00    $     5.55

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain non-GAAP financial measures, which have directly comparable GAAP financial measures as identified in this release. These non-GAAP measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company for the periods being reported. The reconciliation between GAAP and non-GAAP performance measures is presented in compliance with the provisions of the rules under Regulation G.

Earnings Announcement and Conference Call Web cast

Walter Industries Chairman and CEO Greg Hyland and members of the Company's leadership team will discuss second quarter results, the outlook for 2006 and other general business matters on a conference call and live Web cast to be held on Wed., Aug. 2, 2006, at 8:30 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at http://www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the spin-off of Mueller Water Products, Inc. and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's and Mueller Water Products' filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             08/01/2006
    /CONTACT: Joseph J. Troy, Sr. Vice President, +1-813-871-4404, or jtroy@walterind.com, or Michael A. Monahan, Director of Corporate
Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries/
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